UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2006
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 29, 2006, John A. Ward, III resigned as non-executive Chairman and member of the Board of Directors of Doral Financial Corporation (the “Company”), effective January 2, 2007. Mr. Ward was a member of the Nominating and Corporate Governance, Transaction and Special Litigation committees of the Board of Directors. A copy of Mr. Ward’s notice of resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     On January 2, 2007, the Board of Directors of the Company appointed Dennis G. Buchert as non-executive Chairman of the Board of Directors. Mr. Buchert is an independent director of the Company first elected to the Board in October 2006.
     Mr. Ward’s decision to resign reflects the fact that he holds different views as to the best process to be followed by the Company to meet its capital and liquidity needs and maximize shareholder value. In connection with deliberations about the Company’s process, his concerns were discussed by the Board and with the Company’s financial and legal advisors, and the Board believes that the process that it unanimously approved is properly designed to address the continued viability of the Company and serve the best interests of the Company’s existing shareholders.
     Following Mr. Ward’s resignation, the Board of Directors at a meeting held on January 2, 2007 reiterated its confidence in the process and in the ability of management, with Bear Stearns’ advice and assistance, to properly conduct the process. At that meeting, in addition to unanimously electing Mr. Buchert as the new Chairman of the Board, the Board elected Mr. Buchert to head the transaction committee of independent directors that had been previously established by the Board to work with management to oversee the process. J.P. Morgan Securities Inc. continues to advise the Company on the debt-raising aspects of the process to address its capital and liquidity needs.
     In addition, Mr. Ward expressed concerns about the inclusion in the Company’s third quarter earnings release of December 29, 2006 of a statement contained in the Company’s Form 10-Q for the third quarter of 2006 regarding the possible dilutive effects of the capital-raising process on existing shareholders and with the internal process used to finalize the release. Mr. Ward expressed concerns about the reference to such potential significant dilution in the text of the press release to be issued concurrently with the Form 10-Q because in his view including that language in the press release unnecessarily highlighted a risk that may not occur given that the Board intended to explore the possibility of other strategic alternatives that may be available to the Company and might not result in significant dilution.
     The language was reviewed by members of the Audit Committee, management and outside counsel to the Company. Following such review and taking into account Mr. Ward’s views, the Chairman of the Audit Committee of the Board of Directors satisfied himself that the text of the press release contained appropriate disclosure and approved the press release pursuant to the procedures previously established by the Committee. The Company continues to believe that the press release constituted proper disclosure.
Item 7.01 Regulation FD Disclosure.
     On December 29, 2006, the Company issued a press release announcing the filing of its quarterly report on Form 10-Q for the third quarter ended September 30, 2006, including its unaudited results for the first nine months of 2006. A copy of the press release is attached hereto as Exhibit 99.3.
     The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.3, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
99.1	Notice of Resignation of John A. Ward, III dated December 29, 2006.
99.2	Press Release dated January 3, 2007.
99.3	Press release dated December 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: January 3, 2007	By:	/s/ Glen R. Wakeman

	Name:	Glen R. Wakeman
	Title:	President and
Chief Executive Officer